Exhibit 99.1

Akcea Announces Appointment of New Chief Financial Officer

Michael D. Price brings more than 25 years of experience in the pharmaceutical industry, including in the rare disease sector

BOSTON, May 18, 2020—Akcea Therapeutics, Inc. (NASDAQ: AKCA), a majority-owned affiliate of Ionis Pharmaceuticals, Inc., today announced that Michael D. Price has joined the company as executive vice president and chief financial officer. In this role, Mr. Price will oversee financial operations at the company including managing financial strategies and activities related to clinical and regulatory functions, commercial sales, marketing, manufacturing and supply chain.

“With his extensive experience in finance, and the rare disease space specifically, Michael will be an important strategic advisor, providing our team with valuable guidance as it relates to our financial operations to align with our company mission and business strategy,” said Damien McDevitt, Ph.D., chief executive officer at Akcea. “We are pleased to have him join our executive leadership team at this pivotal time as we build on our momentum and plan for several important developments this year and in the years ahead.”

Mr. Price has more than 25 years of experience in the pharmaceutical industry. Before joining Akcea, Mr. Price served as executive vice president and chief financial officer and was elected to the company’s board of directors of Novelion Therapeutics, a biotechnology company focused on research, development and marketing of biologics for the treatment of ultra-rare diseases, including homozygous familial hypercholesterolemia and generalized and partial lipodystrophy. Before that, Mr. Price served as vice president and chief financial officer at Noven Pharmaceuticals, Inc., a publicly traded company prior to its acquisition by Hisamitsu Pharmaceutical Co., Inc., focused on women’s health and central nervous system disorders, from 2007 to 2016. Prior to Noven, he was at Bentley Pharmaceuticals, Inc. from 1992 to 2006, serving as vice president, chief financial officer, treasurer and secretary. He also was a member of Bentley’s board of directors for nine years. Mr. Price holds a BS in accounting from Auburn University and an MBA from Florida State University.

“As someone who understands very well the challenges and significant disease burden associated with many rare and ultra-rare diseases, I am honored to join the Akcea team and look forward to supporting their ongoing efforts to fulfill unmet medical needs for patients and families around the world,” said Mr. Price.

ABOUT AKCEA THERAPEUTICS, INC.

Akcea Therapeutics, Inc., a majority-owned affiliate of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), is a biopharmaceutical company focused on developing and commercializing medicines to treat patients with serious and rare diseases. Akcea is commercializing TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen), as well as advancing a mature pipeline of novel medicines, including AKCEA-APO(a)-LRx, vupanorsen (AKCEA-ANGPTL3-LRx), AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, with the potential to treat multiple diseases. All six medicines were discovered by Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U., Canada and Brazil. WAYLIVRA is approved in the E.U. and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is headquartered in Boston, Massachusetts, and is building the infrastructure to commercialize its medicines globally. Additional information about Akcea is available at www.akceatx.com and you can follow the Company on Twitter at @akceatx.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of Akcea’s medicines in development is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the SEC. Copies of these and other documents are available from the company.

In this press release, unless the context requires otherwise, “Ionis,” “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc., Akcea Therapeutics®, TEGSEDI® and WAYLIVRA® are trademarks of Akcea Therapeutics, Inc.

Akcea Investor Contact:

Matt Roache

Director, Investor Relations

(617)-841-9535

mroache@akceatx.com

Akcea Media Contacts:

Angelyn Lowe

Executive Director, Corporate Communications & Investor Relations

(617)-207-8509

alowe@akceatx.com

Bill Berry

Berry & Company

T: 212 253-8881

bberry@berrypr.com